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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                               -----------------


                                    FORM 8-K
                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


Date of Report                                              September 13, 1999
(Date of Earliest Event Reported)


                      COLUMBIA/HCA HEALTHCARE CORPORATION
             (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                            (State of Incorporation)


001-11239                                                      75-2497104
(Commission                                                 (I.R.S. Employer
File Number)                                               Identification No.)


One Park Plaza, Nashville, Tennessee                             37203
(Address of principal executive offices)                       (Zip Code)

                                 (615) 344-9551
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

         PRO FORMA FINANCIAL INFORMATION. The Company has substantially completed the restructuring of its operations in an effort to create a smaller and more focused company. The restructuring has included the divestitures of certain hospitals, surgery centers and related facilities, the spin-offs of LifePoint Hospitals, Inc. and Triad Hospitals, Inc. and the divestitures of the Company's home health and certain other businesses.

         In July 1999, the Company filed a "shelf" registration statement and prospectus with the Securities and Exchange Commission relating to $1.5 billion of debt securities. The Company anticipates selling an estimated $250 million in debt securities in September 1999, using the proceeds to repay a portion of the borrowings under Company's senior interim term loan agreement.

         The following table sets forth the Company's unaudited pro forma combined financial information and operating data for the twelve months ended June 30, 1999, the six-month periods ended June 30, 1999 and 1998 and the year ended December 31, 1998. The unaudited pro forma combined financial information and operating data are based on the Company's historical consolidated financial information and operating data, adjusted to give effect to the Company's proposed offering of an estimated $250 million of senior unsecured notes (the "Notes") pursuant to a prospectus supplement dated September 13, 1999 (to a prospectus dated August 5, 1999) and to exclude, for all periods, the financial information and operating data related to: (i) the facilities included in the two companies that were spun-off to the Company's stockholders in May 1999 (LifePoint Hospitals, Inc. and Triad Hospitals, Inc.); (ii) the facilities sold during 1998 that were previously identified as the Atlantic Group; (iii) 39 outpatient surgery centers sold during 1998 and 1999; and (iv) 15 facilities that have been identified as being held for sale. The Company believes that the unaudited pro forma combined financial information and operating data provide information on the remaining core assets that will provide the base for its operations in future periods. The unaudited pro forma combined financial information and operating data are presented for informational purposes only and do not necessarily reflect the actual results that would have occurred, nor are they necessarily indicative of future results of operations.

                                                                TWELVE
                                                                MONTHS
                                                                ENDED            SIX MONTHS           YEAR ENDED
                                                               JUNE 30,        ENDED JUNE 30,        DECEMBER 31,
                                                              ----------   -----------------------   ------------
                                                                 1999         1999         1998          1998
                                                              ----------   ----------   ----------   ------------
                                                                       (UNAUDITED; DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
  Revenues..................................................  $   14,966   $    7,806   $    7,372    $   14,532
  Interest expense (a)......................................         501
OPERATING DATA:
  EBITDA (b)................................................  $    2,593   $    1,493   $    1,460    $    2,560
  Number of hospitals at end of period (c)..................         189          189          201           200
  Number of licensed beds at end of period (d)..............      41,504       41,504       42,456        41,990
  Admissions (e)............................................   1,472,200      759,600      743,000     1,455,600
  Equivalent admissions (f).................................   2,183,700    1,117,400    1,095,300     2,161,600
  Average length of stay (days) (g).........................         5.0          5.0          5.0           5.0
  Average daily census (h)..................................      20,033       21,032       20,667        19,852
PERCENTAGE CHANGE FROM PRIOR YEAR PERIOD:
  Revenues..................................................         5.7%         5.9%         0.4%          2.9%
  Admissions (e)............................................         1.7          2.2          2.7           1.9
  Equivalent admissions (f).................................         1.9          2.0          3.5           2.6
  Revenues per equivalent admission.........................         3.8          3.8         (3.1)          0.2
SELECTED RATIOS (a):
  Ratio of pro forma EBITDA to pro forma interest expense...         5.2x
  Ratio of total debt to pro forma EBITDA...................         2.6x
  Ratio of total debt to total capitalization...............          52%

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         (a) Pro forma interest expense and the selected ratio computations for the twelve months ended June 30, 1999 have been prepared using the historical total debt balance at June 30, 1999 of $6.66 billion and an average effective interest rate of 7.51%, which includes an assumed interest rate of 9.00% on the estimated $250 million of Notes being offered.

         (b) EBITDA is defined as income from continuing operations before depreciation and amortization, interest expense, gains on sales of facilities, impairment of long-lived assets, restructuring of operations and investigation-related costs, minority interests and income taxes. EBITDA is commonly used as an analytical indicator within the health care industry, and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

         (c) Excludes 16 facilities at June 30, 1999, 24 facilities at June 30, 1998 and 23 facilities at December 31, 1998 that are not consolidated (accounted for using the equity method) for financial reporting purposes.

         (d) Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

         (e) Represents the total number of patients admitted (in the facility for a period in excess of 23 hours) to the Company's hospitals. Management and certain investors use admissions as a general measure of inpatient volume.

         (f) Management and certain investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

         (g) Represents the average number of days admitted patients stay in the Company's hospitals.

         (h) Represents the average number of patients in the Company's hospital beds each day.

         LITIGATION UPDATE. In August 1999, the Company was made aware that the case of United States ex rel. Tonya M. Atchison v. Columbia/HCA Healthcare, Inc., El Paso Healthcare System, Ltd., Columbia West Radiology Group, P.A., West Texas Radiology Group, Rio Grande Physicians' Services Inc., El Paso Nurses Unlimited Inc., El Paso Healthcare Systems Limited, and El Paso Healthcare Systems United Partnership, No. EP 97-CA234, was unsealed in the U.S. District Court for the Western District of Texas. In general, the complaint alleges that the defendants submitted false claims regarding the 72-hour rule, cost reports and central business office billings, wrote-off bad debt on international patients, inflated financial information on the sale of a hospital, improperly billed pharmacy charges and radiology charges, improperly billed skilled nursing facility charges, improperly accounted for discounts and rebates and improperly billed certified first assistants in surgery, home health visits, senior health centers, diabetic treatment and wound care centers. The complaint has not yet been served on the Company.

         On February 12, 1999, the United Sates filed a Motion before the Judicial Panel on Multidistrict Litigation ("MDL Panel") seeking to transfer and consolidate, pursuant to 28 U.S.C. sec. 1407, all qui tam actions against the Company, including those sealed and unsealed, for purposes of discovery and pretrial matters, to the United States District Court for the District of Columbia. The MDL Panel denied the Motion on procedural grounds. On August 12, 1999, the United Sates Government filed an Application to Conduct 28 U.S.C.
sec. 1407 Consolidated Proceedings under seal with the MDL Panel. The underlying motion to consolidate the proceedings relates to the qui tam cases against the Company, both sealed and unsealed.

         In September 1999, the District Court entered an Order granting the defendants' motion to dismiss McCall, H. Carl, as Comptroller of the State of New York and as Trustee of the New York State Retirement Fund, derivatively on behalf of Columbia/HCA Healthcare Corporation v. Richard L. Scott, et al., No. 3-97-0838 with prejudice.

         YEAR 2000 UPDATE. The Company has dedicated substantial resources to address the impact of the Year 2000 problem. The Company has engaged all relevant aspects of the organization in a coordinated effort to address the Year 2000 problem and to minimize the chance of an interruption to its operations or impact to patient safety and health.

         With respect to the information technology ("IT") infrastructure portion of the Company's Year 2000 project, the Company has undertaken a program to inventory, assess and correct, replace or otherwise address impacted, vendor-supplied products (hardware, systems software, business software, and telecommunication equipment). The Company has implemented a program to contact vendors, analyze information provided, and to remediate, replace or otherwise address IT products that pose a material Year 2000 impact. The Company had anticipated completion of the IT infrastructure portion of its program by September 30, 1999. Due to certain delays in implementation at a number of the Company's facilities being remediated, the Company currently anticipates completion of the IT infrastructure portion of its program in the fourth quarter of 1999.

         With respect to the non-IT infrastructure portion of its Year 2000 project, the Company has undertaken a program to inventory, assess and correct, replace or otherwise address impacted vendor products, medical equipment and other related equipment with embedded chips. The Company has implemented a program to contact vendors, analyze information provided, and to remediate, replace or otherwise address devices or equipment that pose a material Year 2000 impact. The Company had anticipated completion of the non-IT infrastructure portion of its program by September 30, 1999. Due to certain delays in implementation at a number of the Company's facilities being remediated, the Company currently anticipates completion of the non-IT infrastructure portion of its program in the fourth quarter of 1999.

         PENDING IRS DISPUTE UPDATE. In connection with the examination by the Internal Revenue Service of the Company's 1995 and 1996 federal income tax returns, the Company had expected to receive a Statutory Notice of Deficiency (a "Notice") during the third quarter of 1999. The Company currently expects to receive a Notice during the fourth quarter of 1999. The Company anticipates filing a petition with the United States Tax Court contesting claimed deficiencies and proposed adjustments included in any such Notice during the first quarter of 2000.

         All references to "Columbia/HCA" or the "Company" refer to Columbia/HCA Healthcare Corporation and/or its affiliates, as applicable.



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                                   SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COLUMBIA/HCA HEALTHCARE CORPORATION


                                        /s/ R. MILTON JOHNSON
                                        ----------------------------------------
                                        R. Milton Johnson
                                        Senior Vice President and Controller

DATED: September 13, 1999